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                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860


                                                                 Exhibit 5.1
                                                                 -----------

                                             April 14, 1999



Ardent Software, Inc.
50 Washington Street
Westboro, Massachusetts 01581-1021

Ladies and Gentlemen:

This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about April 14, 1999 by Ardent Software, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 6,984,000 shares of common stock, $0.01 par value (the "Common Stock"), of the Company.

We are familiar with the Company's Second Restated Certificate of Incorporation, its By-Laws, as amended, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the 6,984,000 additional shares of Common Stock to be sold by the Company under its 1995 Non-Statutory Stock Option Plan, 1986 Stock Option Plan, Employee Stock Purchase Plan, and 1991 Director Stock Option Plan, each as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm under the heading Interests of Named Experts and Counsel in Part II of the Registration Statement.

                                                  Very truly yours,

                                                  /s/ CHOATE, HALL & STEWART